EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350,
AS ENACTED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with Third Wave Technologies, Inc. (the “Company) Form 10-Q for the period ended March 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Kevin T. Conroy, Chief Executive Officer of the Company, and Maneesh K. Arora, Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes Oxley Act of 2002, 18 U.S.C Section 1350, that on the date of this certification:
     (1) The Quarterly Report on Form 10-Q (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in this Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kevin T. Conroy
Kevin T. Conroy
Chief Executive Officer May 9, 2008

/s/ Maneesh K. Arora
Maneesh K. Arora
Chief Financial Officer May 9, 2008